Royal Gold Provides Updates on Q4 2025 Stream Segment Sales, Balance Sheet and Non-Core Asset Rationalization, and Details for Release of Q4 2025 Results
DENVER, COLORADO. January 13, 2026: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold” or the “Company,” “we” or “our”) announced today stream segment sales for the period ended December 31, 2025, updates on the balance sheet and activities to rationalize non-core assets, and details for release of the fourth quarter 2025 financial results.

Stream Segment Sales
Royal Gold’s consolidated stream segment sales were approximately 64,000 gold equivalent ounces (GEOs)1 for the three-month period ended December 31, 2025 (the “fourth quarter”). Sales were comprised of stream contributions from its wholly owned subsidiary, RGLD Gold AG for the full fourth quarter, and stream contributions from the Sandstorm Gold (“Sandstorm”) portfolio for the period from October 20 through December 31, 2025, after the completion of the acquisition of Sandstorm on October 20, 2025.

A breakdown of the stream segment sales is as follows:

	RGLD Gold AG (Oct. 1 – Dec. 31, 2025)		Sandstorm Portfolio (Oct. 20 – Dec. 31, 2025)[2]
GEOs	58,200		5,800
Cost of Sales*	$809/GEO		$496/GEO
Commodity Breakdown:	Sales	Average Realized Price	Sales	Average Realized Price	Ending Period Inventory
Gold	48,100 oz	$4,071/oz	5,000 oz	$4,240/oz	19,700 oz
Silver	610,900 oz	$50.90/oz	15,100 oz	$66.79/oz	328,800 oz
Copper	2.7 Mlbs	$5.09/lb	--	--	0.7 Mlbs
Zinc	--	--	1.3 Mlbs	$1.49/lb	--
* Cost of sales is specific to the Company’s streaming agreements and is the result of the purchase of gold, silver, copper, or zinc for cash payments at a set contractual price, or a percentage of the prevailing market price of gold, silver, copper, or zinc when purchased.

Royal Gold’s total stream segment sales for 2025 were approximately 195,400 GEOs.

Balance Sheet Update
We remain focused on the balance sheet and reducing indebtedness. Outstanding borrowings have been reduced by $400 million since closing of the Sandstorm transaction on October 20, 2025.

As reported with our third quarter financial results on November 5, 2025, Royal Gold’s outstanding debt on October 10, 2025, consisted of $1,225 million drawn on the $1.4 billion revolving credit facility. During the fourth quarter we repaid $325 million of debt, which resulted in an outstanding balance of $900 million as of December 31, 2025. We repaid a further $75 million on January 12, 2026, which resulted in an outstanding balance on the revolving credit facility of $825 million, leaving $575 million undrawn and available.
1 GEOs are calculated as Royal Gold’s revenue divided by the average London PM gold fixing price for the quarter ended December 31, 2025, of $4,135 per ounce.
2 The stream segment sales from the Sandstorm portfolio are not representative of a full quarter due to the timing of certain metal sales that occurred prior to October 20, 2025.

Non-Core Asset Rationalization
We continue to work to simplify and rationalize non-core assets acquired with the Sandstorm transaction. In addition to the sale of the shares held by Sandstorm in Versamet Royalties which was previously announced, we entered into agreements on December 19, 2025 to restructure equity and various debt investments in Bear Creek Mining Corporation (“Bear Creek”) in return for increased royalty exposure to Bear Creek’s assets, cash, and shares in Highlander Silver Corp. (“Highlander”). This restructuring helped facilitate an agreement between Highlander and Bear Creek to combine their businesses, which is expected to close in the first quarter of 2026.

Upon completion of the Highlander/Bear Creek transaction, Royal Gold will settle outstanding debt obligations owed by Bear Creek and terminate the gold and silver stream obligations between Bear Creek and Royal Gold under the Mercedes Mine stream agreement. In return, Royal Gold will receive $6.2 million of cash consideration, an incremental secured 1.75% net smelter return (“NSR”) royalty on the Corani Project in Peru (bringing Royal Gold’s total royalty interest to 2.75%), and an unsecured 2.0% NSR royalty on the Mercedes Mine. Buybacks in favor of the operator of the Corani Project for 0.5-0.75% of the royalty can occur in certain circumstances. Royal Gold also entered into a voting support agreement with Highlander to vote the approximately 58.4 million common shares of Bear Creek held by Royal Gold in favor of the Highlander/Bear Creek combination transaction.

Royal Gold’s agreement to restructure these interests and support the Highlander/Bear Creek transaction will help create a larger and well-capitalized company that is better positioned to move the Corani Project forward and convert non-core assets into interests that fit our business model.

Details for Q4 2025 Results Release

Royal Gold’s results for the quarter ended December 31, 2025, will be released after the market closes on Wednesday, February 18, 2026, followed by a conference call on Thursday, February 19, 2026, at 12:00 p.m. Eastern Time (10:00 a.m. Mountain Time). The call will be webcast and archived on the Company’s website for a limited time.

Fourth Quarter 2025 Call Information:

Dial-In	833-470-1428 (U.S.); toll free
Numbers:	833-950-0062 (Canada); toll free 929-526-1599 (International)
Access Code:	604052

Webcast URL:	https://events.q4inc.com/attendee/705139153

Corporate Profile
Royal Gold is a high margin, mid-capitalization company that generates strong cash flows from a large and well-diversified portfolio of precious metal streams, royalties and similar production-based interests located in mining-friendly jurisdictions. Royal Gold shares trade under the symbol “RGLD” and provide growth, value and income investors with exposure to the metals and mining industry. The Company’s website is located at www.royalgold.com.

Forward-Looking Statements: This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements. Forward-looking statements are often identified by words like “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions. Forward-looking statements include, among others, statements regarding the anticipated closings of the Highlander/Bear Creek transaction and related agreements and the anticipated benefits therefrom, and future repayments under our revolving credit facility. Factors that could cause actual results to differ materially from these forward-looking statements include, among others, changes in the price of gold, silver, copper or other metals; failure of the conditions to the closings of the Highlander/Bear Creek transaction or related agreements to be satisfied; operating activities or financial performance of properties on which we hold stream or royalty interests, including variations between actual and forecasted performance, operators’ ability to complete projects on schedule and as planned, operators’ changes to mine plans and mineral reserves and mineral resources (including updated mineral reserve and mineral resource information), liquidity needs, mining and environmental hazards, labor disputes, distribution and supply chain disruptions, permitting and licensing issues, other adverse government or court actions, or operational disruptions; the ultimate timing, outcome, and results of integrating the operations of Royal Gold, Sandstorm and Horizon; failure to realize the anticipated benefits from the Sandstorm and Horizon transactions in the timeframe expected or at all; risks associated with joint venture interests acquired as part of the transactions; changes of control of properties or operators; contractual issues involving our stream or royalty agreements; the timing of deliveries of metals from operators and our subsequent sales of metal; risks associated with doing business in foreign countries; increased competition for stream and royalty interests; environmental risks, including those caused by climate change; potential cyber-attacks, including ransomware; our ability to identify, finance, value, and complete investments, acquisitions or other transactions; adverse economic and market conditions; effects of health epidemics and pandemics; changes in laws or regulations governing us, operators or operating properties; changes in management and key employees; and other factors described in our reports filed with the Securities and Exchange Commission, including Item 1A, Risk Factors of our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Most of these factors are beyond our ability to predict or control. Other unpredictable or unknown factors not discussed in this press release could also have material adverse effects on forward-looking statements. Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

For further information, please contact:

Alistair Baker
Senior Vice President, Investor Relations and Business Development
(303) 573-1660

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